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EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 of Peregrine Systems, Inc. for the registration of shares of its common stock and to the incorporation by reference therein of our report dated January 18, 2001, with respect to the consolidated financial statements of Remedy Corporation included in its Current Report on Form 8-K dated September 10, 2001, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
Ernst and Young LLP

Palo Alto, California
September 25, 2001

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT AUDITORS